Financial Statements

As of and for the Years Ended

December 31, 2017 and 2016

1

Regentys Corporation

Financial Statements

As of and for the Years Ended December 31, 2017 and 2016

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Regentys Corporation

Contents

Page
Independent Auditor’s Report	4 - 5
Financial Statements
Balance Sheets	6
Statements of Operations	7
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit	8
Statements of Cash Flows	9
Notes to Financial Statements	10 – 25

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Independent Auditor’s Report

Board of Directors and Stockholders

Regentys Corporation

Miami Lakes, Florida

We have audited the accompanying financial statements of Regentys Corporation (the “Company”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Certified Public Accountants

Miami, Florida
March 25, 2019

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Regentys Corporation

Balance Sheets

(In thousands, expect per share amount)

December 31,	2017	2016
ASSETS
Current assets:
Cash	$28	$176
Prepaid expenses and other current assets	8	1
Total current assets	36	177
Property and equipment	1	1
TOTAL ASSETS	$37	$178

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$43	$50
Accrued liabilities	395	139
Notes payable	700	—
TOTAL LIABILITIES	1,138	189

Redeemable convertible Series A preferred stock, $0.0001 par value 2,793 shares authorized, issued and outstanding at December 31, 2017 and 2016, respectively;	1,816	1,816
Commitments and contingencies (Note 12)
Stockholders’ deficit
Common Stock, $0.0001 par value, 17,500 shares authorized, 6,671 issued and 6,080 outstanding at December 31, 2017 and 2016, respectively	1	1
Additional paid-in capital	776	723
Treasury stock	(1)	(1)
Accumulated deficit	(3,693)	(2,550)
TOTAL STOCKHOLDERS’ DEFICIT	(2,917)	(1,827)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$37	$178

See accompanying notes to financial statements.

6

Regentys Corporation

Statements of Operations

(In thousands)

For the years ended December 31,	2017	2016
Research and development	$348	$282
General and administrative	688	751
Loss on disposal of property and equipment	—	2
Total operating expenses	1,036	1,035
LOSS FROM OPERATIONS	(1,036)	(1,035)

OTHER EXPENSES:
Interest expense	(107)	(88)
Debt conversion inducement expense	—	(64)
Total other expenses	(107)	(152)
NET LOSS	$(1,143)	$(1,187)

See accompanying notes to financial statements.

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Regentys Corporation

Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(In thousands)

	Series A Redeemable Convertible Preferred Stock		Common Stock				Treasury Stock
	Shares	Par Value	Issued Shares	Par Value	Additional Paid-In-Capital	Accumulated Deficit	Shares	Value	Total Stockholders’ Deficit
Balance as of December 31, 2015	—	$—	6,671	$1	$931	$(1,363)	(591)	$(1)	$(432)
Stock-based compensation	—	—	—	—	48	—	—	—	48
Debt forgiveness by related parties (Note 11)	—	—	—	—	101	—	—	—	101
Warrants issued with Series A Notes	—	—	—	—	46	—	—	—	46
Conversion of Series A Notes to Series A redeemable convertible preferred stock	2,793	1,413	—	—	—	—	—	—	—
Accretion of redeemable convertible preferred stock to redemption value	—	403	—	—	(403)	—	—	—	(403)
Net loss	—	—	—	—	—	(1,187)	—	—	(1,187)
Balance as of December 31, 2016	2,793	$1,816	6,671	$1	$723	$(2,550)	(591)	$(1)	$(1,827)
Stock-based compensation	—	—	—	—	53	—	—	—	53
Net loss	—	—	—	—	—	(1,143)	—	—	(1,143)
Balance as of December 31, 2017	2,793	$1,816	6,671	$1	$776	$(3,693)	(591)	$(1)	$(2,917)

See accompanying notes to financial statements.

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Regentys Corporation

Statements of Cash Flows

(In thousands)

For the years ended December 31,	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,143)	$(1,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	1
Stock-based compensation expense	53	48
Loss on disposal of property and equipment	—	2
Noncash interest expense	107	88
Debt conversion inducement expense	—	64
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(7)	—
Accounts payable	(7)	(17)
Accrued liabilities	256	152
Net cash used in operating activities	(741)	(849)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series B Notes	593	—
Proceeds from issuance of Series A Notes	—	1,011
Net cash provided by financing activities	593	1,011

NET (DECREASE)/INCREASE IN CASH	(148)	162
CASH – BEGINNING OF THE YEAR	176	14
CASH – END OF THE YEAR	$28	176

Supplement Disclosure of Non-Cash Financing Activities:
Accretion of redeemable convertible preferred stock	$—	$403
Debt forgiveness by related parties	—	101
Warrants issued with Series A Notes	$—	$46

See accompanying notes to financial statements.

9

 Regentys Corporation

Notes to Financial Statements.

 1. ORGANIZATION AND BASIS OF PRESENTATION

Regentys Corporation (the “Company” or “Regentys”), formerly known as Asana Medical, Inc., was incorporated in the state of Florida and commenced activities on May 14, 2013.

The Company is an early-stage, regenerative medicine-based company focused on the development and commercialization of innovative medical devices for gastrointestinal application. The Company’s lead product, ExtraCellular Matrix Hydrogel (“ECMH”), targets the treatment of multiple gastrointestinal diseases, including Ulcerative Colitis, Crohn’s Disease, and Rectal Mucositis.

The Company is headquartered in Miami Lakes, Florida.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred significant operating losses and has an accumulated deficit as a result of ongoing efforts to develop product candidates, including conducting preclinical and clinical trials and providing general and administrative support for these operations. For the years ended December 31, 2017 and 2016, net loss incurred of approximately $1.1 million and $1.2 million, respectively. As of December 31, 2017 and 2016, the Company has an accumulated deficit of approximately $3.7 million and $2.6 million, respectively. The Company does not believe its cash of approximately $28,000 as of December 31, 2017 is sufficient to fund its operations for the next twelve months. In addition, the Company amended its settlement agreement with investors in December 31, 2018, extending the settlement date from December 31, 2018 to February 15, 2019. As of March 25, 2019, the Company is in process of negotiating the extension of the due date for the remaining principal balance and accrued interest on notes payable that the Company agreed to redeem of approximately $328,000 (see Note 5). These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company expects to continue to incur additional substantial losses in the foreseeable future as a result of the Company’s research and development activities. The Company plans to finance operations through equity or debt financing arrangements, and/or third-party collaboration funding. Additional funding will be required in the future to maintain its present and proposed research activities. There can be no assurance that additional equity or debt financing will be available on acceptable terms, if at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay or reduce the scope of its research programs and/or limit, the settlement of its maturing obligations or cease its operations.

On November 28, 2018, the Company and Generex Biotechnology Corporation (“Generex”) entered into a binding letter of intent contemplating Generex’s acquisition of 51% of the outstanding capital stock of the Company for a total consideration of $15 million (the “Acquisition”). The Acquisition was effective January 7, 2019, wherein the Company issued 12,048,161 common shares to Generex (“Generex shares”) constituting 51% of the capital stock of the Company. The Company received an upfront payment of $0.4 million from Generex in November 2018.

When the acquisition closed on January 7, 2019, Generex issued a promissory note in favor of the Company for the remaining balance of $14.6 million subject to 4% interest rate per annum, payable in five (5) installment payments as follows in accordance with the Stock Purchase Agreement (SPA), with the proceeds intended to be used for specific purposes:

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(a) Guaranteed payments:

(i)	$3,450,000 – to initiate pre-clinical activities, payable on or about January 15, 2019, of which $650,000 was received by the Company and the remaining balance of $2,800,000 is payable on or before April 1, 2019 (see Note 13)
(ii)	$2,000,000 – to initiate patient recruitment activities, payable on or about May 1, 2019
(iii)	$3,000,000 – to initiate a first in-human pilot study, payable on or about September 1, 2019

(b) Incremental payments

(i)	$5,000,000 – to initiate a human pivotal study, payable on or about February 1, 2020
(ii)	$1,150,000 – to submit a 510(k) de novo submission to the FDA, payable on or about February 1, 2021

In the event that Generex fails to make full payment when due of the Guaranteed Payments, the Company, in its sole discretion, shall have the option to (i) forfeit all of Generex’s shares OR (ii) demand and receive freely tradeable common shares of Generex equivalent to 110% of the value of the missing Guaranteed Payment with the Company facilitating the disposition of same in ordinary trading activities and in accordance with all state and federal securities laws, rules and regulations and exchange requirements. In the event any Incremental Payment is not paid when due, (i) Generex’s ownership interest in the Company shall be automatically and proportionally reduced based upon the amount of the purchase price actually paid and (ii) such Generex’s share certificate shall be returned by Generex to the Company for reissuance and failing that, the Company shall be entitled to automatically adjust Generex’s ownership interest on the books of the Company.

Should Generex fail to cure a default on its Incremental Payments with in sixty (60) days from due date, the Company is entitled in its sole discretion to pursue alternative sources of capital without regard to any pre-emptive rights, rights of first refusal, or anti-dilution protections otherwise available to Generex.

In the event that the Financial Statements indicated in the SPA are not delivered to Generex within sixty (60) calendar days of the Closing Date, which date was March 8, 2019, Generex shall be entitled, in its sole discretion, to rescind the stock purchase transaction, in which event (i) the Milestone Payment and any Guaranteed Payments and Incremental Payments made prior to such rescission will be forthwith due and repayable by the Company to Generex.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet dates and the reported amounts of revenues and expenses for the periods presented. On an ongoing basis, management evaluates its estimates, including those related to accrued research and development expenses, redeemable convertible preferred stock, convertible debt and warrants, valuation of deferred tax assets, and stock-based compensation. The Company bases its estimates on its historical experience and also on assumptions that it believes are reasonable; however, actual results could significantly differ from those estimates.

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Risks and Uncertainties

The Company's business is subject to significant risks common to early-stage companies in the medical device industry including, but not limited to, the ability to develop appropriate formulations, scale up and production of the product, dependence on collaborative parties, uncertainties associated with obtaining and enforcing patents, clinical success, the lengthy and expensive regulatory approval process, compliance with regulatory requirements, competition from other products; uncertainty of broad adoption of its approved products, if any, by physicians and patients; significant competition; ability to manage third-party manufacturers, suppliers and contract research organizations (“CROs”) and obtaining additional financing to fund the Company's efforts.

The product candidates developed by the Company require approvals from the FDA and foreign regulatory agencies prior to commercial sales in the United States or foreign jurisdictions, respectively. There can be no assurance that the Company’s current and future product candidates will receive the necessary approvals. If the Company is denied approval or approval is delayed, it may have a material adverse impact on the Company’s business and its financial condition.

The Company expects to incur substantial operating losses for the next several years and will need to obtain additional financing in order to complete clinical studies and launch and commercialize any product candidates for which it receives regulatory approval.

Fair Value Measurements

Fair value is the price that the Company would receive to sell an asset or pay to transfer a liability in a timely transaction with an independent counter-party in the principal market or in the absence of a principal market, the most advantageous market for the asset or liability. A three-tier hierarchy is established to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs); and establishes a classification of fair value measurements for disclosure purposes.

The hierarchy is summarized in the three broad levels listed below.

Level 1 – quoted prices in active markets for identical assets and liabilities

Level 2 – other significant observable inputs (including quoted prices for similar assets and liabilities, interest rates, credit risk, etc.)

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities)

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The Company’s cash, accounts payable, accrued expenses and notes payable carrying amounts as of December 31, 2017 and 2016 approximate their fair values due to their short-term nature and/or market rates of interest.

Cash

Cash consists primarily of cash on deposit.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide it a choice of net-cash settlement or settlement in Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in Accounting Standards Codification (ASC) 815, Contracts in Entity’s Own Equity.

Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock is classified as a mezzanine instrument outside of the Company’s equity accounts. The carrying value of the redeemable convertible preferred stock is being accreted to equal its redemption value at the end of each reporting period, with changes in redemption value recognized immediately as they occur.

Stock-Based Compensation

Stock options granted to employees and non-employees under the Company's stock option plan are accounted for by using a fair value based method. Share-based payments to employees, including grants of employee stock options, are measured based on their fair values at the date of grant and recorded on a straight-line basis over the requisite employee service period. The fair value of share-based payments to non-employees is estimated at each reporting period, until a measurement date is reached, and recorded as goods are provided or as service is provided.

In June 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 will be effective for private business entities for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year, with early adoption permitted.

The Company is eligible and has decided to early adopt the provisions of ASU 2018-07 effective January 1, 2017, wherein the Company is required to remeasure the unvested options as of adoption date and no subsequent remeasurement is required. The remeasurement of the value of the unvested options on January 1, 2017 did not have a material impact and thus the early adoption of ASU 2018-07 has no cumulative-effect adjustment to accumulated deficit as of the beginning of the year of adoption.

Revenue Recognition

In conjunction with the early adoption of ASU 2018-07, effective January 1, 2017, the Company early adopted  ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“Topic 606” or “ASU 2014-09”) using the modified retrospective method which consisted of applying and recognizing the cumulative effect of Topic 606 at the date of initial application. Topic 606 supersedes the revenue recognition requirements in  ASC Topic 605, Revenue Recognition (“Topic 605”), including most industry-specific revenue recognition guidance throughout the Industry Topics of the ASC. All periods prior to the adoption date of Topic 606 have not been restated to reflect the impact of the adoption of Topic 606, but continue to be accounted for and presented under Topic 605.

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To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the performance obligations. At contract inception, the Company assesses the goods or services promised within each contract and assesses whether each promised good or service is distinct and determines those that are performance obligations. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

To date, the Company’s products have not been approved for sale by the FDA and the Company has not generated or recognized any revenue from the sale of products.

The early adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements.

Research and Development

Research and development costs are charged to expense when incurred and consist of costs incurred for independent and collaborative research and development activities. The major components of research and development costs include product development and allocations of various overhead and occupancy costs.

Patent and Patent Application Costs

Although the Company believes that its patents and underlying formulation technology have continuing value, the amount of future benefits to be derived from patents is uncertain. Patent costs, including legal expenses, are therefore expensed in the period in which they are incurred and are included in general and administrative expenses in the statements of operations.

Income Taxes

The Company accounts for income taxes under the asset and liability method as required by ASC 740, Income Taxes. This approach recognizes the amount of federal, state and local taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequences of events recognized in the financial statements and income tax returns. Deferred income tax assets and liabilities are adjusted to recognize the effects of changes in tax laws or enacted tax rates in the period during which they are signed into law.

A valuation allowance is required when it is more likely than not that all or some portion of the deferred tax assets will not be realized through generating sufficient future taxable income.

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ASC 740 clarifies the accounting for uncertainty in income taxes by defining the criterion an individual tax position must meet for any part of the benefit of the tax position to be recognized in financial statements prepared in conformity with GAAP. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based solely on the technical merits of the tax position.

The tax benefit recognized in the financial statements from such a tax position should be measured based on the largest benefit having a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority. Additionally, ASC 740 provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

In accordance with the disclosure requirements, the Company’s policy on statements of operations classification of interest and penalties related to income tax obligations is to include such items as part of interest expense and other expenses, respectively. At December 31, 2017 and 2016, the Company did not have any uncertain tax positions and therefore has not recognized any interest or penalty obligations to federal or state taxing authorities.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”), which will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017 for public companies and for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 for private companies. ASU 2016-15 will require adoption on a retrospective basis. Early adoption is permitted. The Company adopted this standard as of January 1, 2016, and there was no material impact to the Company’s financial statements as a result of the adoption.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 is aimed at making leasing activities more transparent and comparable, and requires substantially all leases be recognized by lessees on their balance sheets as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 for public companies and for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 for private companies. Early adoption is permitted. The Company will adopt ASU 2016-02 on January 1, 2019. The Company expects to recognize a right-of-use asset and a lease liability on its balance sheet for the discounted value of future lease payments from the adoption of this ASU. As of December 31, 2017, the Company had aggregate future minimum lease payments of approximately $0.1 million. The Company is currently evaluating the full impact that the adoption of this ASU will have on its financial statements and related disclosures.

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4. ACCRUED LIABILITIES

Accrued liabilities consisted of the following (in thousands):

	December 31,
	2017	2016
Accrued compensation	$379	$121
Accrued professional fees	16	18
	$395	$139

5. NOTES PAYABLE

Series B Notes

In February 2017, the Company initiated a Series B debt offering pursuant to which the Company issued unsecured note subscription agreements (Series B Notes) bearing interest at 8% per annum with one year maturity date. The Series B Notes and all accrued interest will automatically convert into Series B Convertible Preferred Shares at a discount to the preferred share price upon completion of a Series B financing or at maturity at the Company’s option. The Company determined that the Series B Notes were share-settled debt and as such accreted the notes to their redemption value over their term. During the year ended December 31, 2017, the Company issued Series B Notes with principal amount and redemption value of approximately $593,000 and $686,000, respectively.

During the year ended December 31, 2017, the Company recognized the accrual of interest of approximately $33,000 and accretion to redemption value as interest expense of approximately $74,000 in the statements of operations. As of December 31, 2017, the carrying value of the Series B Notes, including accrued interest, amounted to approximately $700,000.

Subsequent to December 31, 2017, the Company extended its Series B Notes offering to existing investors. In October 2018, the Company entered into a settlement and mutual release agreements (Settlement Agreement) with certain Series B investors, of approximately $405,000 in principal, whereby the Company agreed to repay the investors the principal and interest from investment date to September 30, 2018 of 8% interest per annum and from October 31, 2018 until final settlement date, which is on or before December 31, 2018, of 16% per annum. On October 12, 2018, the Company agreed to pay the investors an additional interest of 8% per annum for the month of October 2018. On December 28, 2018, the Settlement Agreement was amended by extending the settlement date to February 15, 2019 and the payment of interest at 16% per annum until settlement date. As of March 25, 2019, the Company is in process of negotiating the extension of the due date for the remaining principal balance and accrued interest of approximately $328,000.

The remaining Series B investors agreed to convert their principal of approximately $187,000 and accrued interest, with interest rate of 8% from investment date to September 30, 2018 and 16% from October 1, 2018 to October 31, 2018, into common shares at conversion price ranging from $0.99 per share to $1.12 per share, with conversion date that is yet to be determined by the Company (see Note 13).

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Series A Notes

In September 2014, the Company initiated a convertible debt offering pursuant to which the Company issued unsecured convertible promissory notes (the "Series A Notes"), bearing interest at 12% with six (6) months minimum guaranteed interest, and one (1) year maturity date. At the holders' option, the Series A Notes and related accrued interest are convertible into shares of Series A Preferred Stock at 80% of the Series A Preferred Stock price. The Series A Notes and accrued interest will automatically convert into shares of Series A Preferred Stock upon completion of a qualified financing at 80% of the Series A Preferred Stock price. Upon maturity, the Series A Notes and accrued interest are convertible into shares of Series A Preferred Stock at the shares’ then fair value. The Series A Notes also provide for the issuance of detachable warrants to acquire common stock. The warrants were exercisable for a term of 18 months at an exercise price of $1.50 per share.

On May 4, 2016, the Company fixed the conversion price of the Series A Notes at $0.65 per preferred share less 20% discount and set November 12, 2017 as the maturity date of all detachable warrants. The Company determined that the impact of the amendment was not material.

In June 2016, the Company completed the Series A Note financing and issued a total Series A Notes principal of approximately $1,285,000 Notes and 653,000 detachable warrants. The aggregate relative fair values of the Series A Notes and detachable warrants at their respective issuance dates were approximately $1,231,000 and $55,000, respectively.

The Company recorded the relative fair value of warrants as a reduction to the Series A Notes and amortized over the term of the Notes using the effective interest method. The warrants were accounted for as equity and recorded in additional paid in capital.

All Series A noteholders agreed to the Company’s offer to convert their Series A Notes and accrued interest into 2,793,000 shares of Series A redeemable convertible preferred stock effective June 30, 2016 at $0.52 per share. The Company’s offer includes a guaranteed minimum interest of twelve (12) months for Series A Notes issued and outstanding for less than one (1) year, which resulted in a debt conversion inducement charge of approximately $64,000. At conversion date, the carrying value of the Series A Notes, including accrued and unpaid interest, converted into 2,793,000 shares of Series A redeemable convertible preferred stock amounting to approximately $1,413,000.

During the year ended December 31, 2016, the Company recognized interest expense including accretion of discounts and debt conversion inducement expense of approximately $88,000 and $64,000, respectively.

All stock purchase warrants expired unexercised on November 12, 2017 and no Series A notes are outstanding as of December 31, 2017 and 2016.

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK

As of December 31, 2017 and 2016 the Company has authorized 2,793,000 shares of redeemable Series A Convertible Preferred Stock (“Preferred Stock A”), with a par value of $0.0001 and redemption value of $0.65 per share.

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Redeemable convertible preferred stock consisted of the following (in thousands):

	Number of shares	Carrying Value
Issuance of Preferred Stock A through conversion of Series A Notes (See Note 5)	2,793	$1,413
Accretion of Preferred Stock A to redemption value	—	403
	2,793	$1,816

The rights, preferences and privileges of the convertible preferred stock are as follows:

Dividends

The holders of Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors. No dividends shall be paid or declared, and no distribution shall be made, on or with respect to the Common Stock or any other junior class or series of capital stock, as long as the Series A Preferred Stock is outstanding. As of December 31, 2017 and 2016, the Company has not declared any dividends.

Liquidation Preference

Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount equal to $0.65 per share, plus any dividends accrued or declared but unpaid, before any distribution or payment shall be made to the holders of any common stock or any other junior class or series of capital stock. As of December 31, 2017 and 2016, the Series A Preferred Stock liquidation value amounted to approximately $1,816,000.

Conversion

Preferred Stock may be converted into common stock at the initial conversion ratio of 1:1 which ratio shall be adjusted in accordance with stock dividends, splits, combinations and other similar events, including the sale of additional shares of common or preferred stock. Each share of the Preferred Stock will automatically convert into shares of common stock, at the applicable conversion ratio of each series of Redeemable Convertible Preferred Stock then in effect, upon (i) a qualified public offering with net proceeds of not less than $10 million, subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization, or (ii) the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of Preferred Stock voting on an as-if-converted to Common Stock basis.

Redemption

At any time after November 1, 2026, the holders of the Company’s Series A Preferred Stock will have the right to require the Company to redeem all or a portion of their shares for cash at a redemption price equal to its liquidation value. Accordingly, the Series A Preferred shares are included within temporary or mezzanine equity on the Balance Sheet.

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Voting Rights

The holders of Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Holders of Preferred Stock have the right to vote the number of shares equal to the number of shares of common stock into which such Preferred Stock could convert on the record date for determination of stockholders entitled to vote.

7. STOCK-BASED COMPENSATION

The Company created the Asana Medical, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) to compensate and attract top talent. At December 31, 2017 and 2016, the total shares authorized under the 2013 Plan were 2,328,750 shares. The Board of Directors or a designated Committee of the Board is responsible for the administration of the 2013 Plan and determines the term, exercise price, and vesting terms of each option. Under the terms of existing awards, all stock option grants expire ten years from grant date.

A summary of all stock option activity under the 2013 Plan is presented below (in thousands except of price per amounts):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)
Outstanding at January 1, 2016	1,028	$0.30
Granted	90	0.41
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2016	1,118	$0.31
Granted	159	0.71
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2017	1,277	0.35
Options vested and exercisable at December 31, 2016	810	$0.30	6.24
Options vested and exercisable at December 31, 2017	978	$0.34	6.51

At December 31, 2017 and 2016, 942,000 and 501,000 common shares, respectively, were available for grant under the Company’s stock option plan. No stock options were exercised during the years ended December 31, 2017 and 2016.

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Total stock-based compensation expense related to stock options granted under the 2013 Plan was allocated as follows (in thousands):

	Year Ended December 31,
	2017
Research and development	$34	$29
General and administrative	19	19
Total stock-based compensation expense	$53	$48

The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock-based awards. The determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by the value of the Company’s stock price, as well as assumptions regarding subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

The Company uses the “simplified method” in accordance with Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, and SAB No. 110, “Simplified Method for Plain Vanilla Share Options”, to develop the expected term of stock option awards that qualify as “plain-vanilla” options. Under this approach, the expected term of the option grant is presumed to be the midpoint between the vesting date and the contractual end of the option grant. The expected term of all other stock options granted is based on the Company’s historical share option exercise experience, which approximates the midpoint between the vesting date and the contractual end of the option grant. The Company estimates volatility of the common stock by using the average share fluctuations of companies similar in size, operations, and life cycle. The risk-free interest rates used in the valuation model are based on U.S. Treasury issues with remaining terms similar to the expected term on the options. The Company does not anticipate paying any dividends in the foreseeable future and therefore used an expected dividend yield of zero.

Management has estimated the forfeiture rate at zero based on past experience and the individuals receiving the options. The Company will monitor actual forfeiture experience, and will periodically update forfeiture estimates based on actual experience.

All stock options granted to employees and non-employee directors were vested as of December 31, 2017 and 2016. No new stock options were granted to employees and nonemployee directors during the years ended December 31, 2017 and 2016.

Stock Options Granted to Nonemployees

Nonemployee stock options granted during the years ended December 31, 2017 and 2016, were 159,000 stock options and 90,000 stock options, respectively.

As of December 31, 2017 and 2016, there was total unrecognized compensation expense of approximately $61,000 and $86,000, respectively, which is expected to be recognized over a period of approximately 2.07 years and 1.92 years, respectively.

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The assumptions used to calculate the fair value of stock options granted to nonemployees under the 2009 Plan are as follows, presented on a weighted average basis:

	2017	2016
Expected term (in years)	3.82	4.5
Expected volatility	122.67%	110.37%
Risk free interest rate	1.51%	1.91%
Expected dividend yield	—%	—%

8. STOCKHOLDERS’ DEFICIT

As of December 31, 2017, the Company had authorized 17,500,000 shares of common stock, par value $0.0001 per share.

The Company has reserved authorized shares of common stock for future issuance at December 31, 2017 and 2016 as follows (in thousands):

	2017	2016
Conversion of Preferred Stock A	2,793	2,793
Common stock options outstanding	1,277	1,118
Options available for grant under the 2013 Plan	942	501
	5,012	4,412

9. INCOME TAXES

In accordance with the authoritative guidance for income taxes under ASC 740, Income taxes, a deferred tax asset or liability is determined based on the difference between the financial statements and the tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company’s practice is to recognize interest and/or penalties related to income tax matters as income tax expense. At December 31, 2017 and 2016, there are no unrecognized tax benefits nor any significant accruals for interest related to unrecognized tax benefits or tax penalties.

The Company is subject to taxation and files income tax returns in the United States and in the state of Florida. All tax years from inception to date are subject to examination by the U.S. and state tax authorities due to the carry-forward of unutilized net operating losses and research and development credits. Currently, no years are under examination.

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Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Management assesses the available positive and negative evidence to estimate if sufficient taxable income will be generated to use the existing deferred tax asset.

The Company has established a valuation allowance against net deferred tax assets due to the uncertainty that such assets will be realized.

Deferred tax asset as of December 31, 2017 and 2016 of approximately $880,000 and $910,000, respectively, comprises primarily of deferred tax on state and federal net operation loss, which was entirely offset by the Company’s full valuation allowance.

On December 22, 2017, the United States enacted tax reform legislation known as the H.R.1, commonly referred to as the “Tax Cuts and Jobs Act” (the “Act”), resulting in significant modifications to existing law.

The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. Accordingly, as of December 31, 2017, the Company’s deferred tax assets and liabilities were remeasured to reflect the provisions of the 2017 Tax Act and reduction in the U.S. corporate income tax rate from the highest graduated tax of 35 % to a 21 % flat tax. As a result of the changes to tax laws and tax rates under the Act, the Company has recorded a provisional one-time reduction in income tax expense of approximately $487,000 for the year ended December 31, 2017, which consists primarily of the remeasurement of deferred tax assets and liabilities from 35% to 21%, but was entirely offset by the Company’s full valuation allowance.

10. LICENSE AGREEMENTS

The Company enters into licensing agreements with universities and other research related entities for the exclusive right to commercially develop, produce, manufacture, use, and sell certain products and methods of use thereof. Typically, the license agreements are effective through the later of (i) the end of the term of the last-to-expire of licensor’s patent rights licensed under the license agreements, or (ii) ten years after the first sale of the first licensed product if no patent has issued from the patent rights.

In May 2015, the Company executed a license agreement with the University of Pittsburgh for a worldwide, exclusive license to manufacture, market, sell and sublicense Extracellular Matrix Hydrogel based upon certain patents, with a field of use, limited to human and animal colonic and small intestine therapeutic indications. The agreement includes annual maintenance fee due to University of Pittsburgh ranging from $10,000 to $25,000 and patent cost reimbursement. For the year ended December 31, 2017 and 2016, expenses incurred for patent cost reimbursement including legal fees for the protection of intellectual property and reported as part of General and administrative expenses in the statements of operations of approximately $169,000 and $212,000, respectively.

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In addition, the agreement includes payments due to University of Pittsburgh ranging from $75,000 to $1,950,000 based on successful achievement of certain product development milestones. Additionally, the Company may have royalty payments ranging from 3.5% to 4% of net sales of any product developed from the Inventions and 10% to 20% on non-royalty income. As of December 31, 2017, the Company had not reached any of the milestones.

11. RELATED PARTY TRANSACTIONS

The Company leases its office from Global Resource Partners, Inc. (GRP), a stockholder of the Company and controlled by the Company’s Head of Finance (see Note 12). The extended lease term will expire on August 3, 2019. Annual rent expense of approximately $29,000 was included in the General and administrative expenses in the statements of operations for the years ended December 31, 2017 and 2016. In addition, GRP provides accounting services to the Company and for the years ended December 31, 2017 and 2016, accounting service expense incurred amounted to approximately $31,000 and $17,000, respectively.

Certain officers that are stockholders of the Company waived their rights to collect the Company’s outstanding obligations to them including accrued salaries and benefits, which the Company accounted for as additional paid-in-capital. During the year ended December 31, 2016, total accrued liabilities waived by officers amounted to approximately $91,000, which was reported as part of the debt forgiveness by related parties and consultant in the statements of redeemable convertible preferred stock and stockholders’ deficit. No debt forgiveness occurred during the year ended December 31, 2017.

The Company received legal services from Bulman Business & Technology Law, which is owned by one of the Company’s stockholders and Chief Executive Officer (CEO), effective April 2018. During the years ended December 31, 2017 and 2016, legal expenses were incurred amounted to approximately $28,000 and $23,000, respectively.

During the year 2017, the Company sold an aggregate of $375,000 of Series B Convertible Notes to shareholders and executive officer on the same terms as those sold to other unrelated parties. Accrued interest related to the notes during the year ended December 31, 2017 amounted to approximately $22,000 (see Notes 5 and 13).

During the year 2016, the Company sold an aggregate of appromixately $135,000 of Series A Convertible Notes (Series A Notes), with 109,409 detachable warrants valued at approximately $8,000, to shareholders, directors and executive officers on the same terms as those sold to other unrelated parties. During 2016, Series A Notes and accrued interest held by related parties of approximately $247,000 were converted into 474,153 shares of Series A Redeemable Convertible Preferred stock (see Note 5).

Subsequent to December 31, 2017, on March 27, 2018, Dr. Christine Sapan (Dr. Sapan) resigned as the Company’s Chief Executive Officer. Dr. Sapan, who is also a stockholder of the Company, had vested options to purchase 252,000 common shares valued at approximately $55,000 with an exercise price of $0.41 pursuant to the Company’s 2013 Equity Incentive Plan. As part of the agreement, Dr. Sapan waived her right to purchase 250,000 shares and exercised her right to purchase 2,000 common shares of the Company for approximately $820. In addition, Dr. Sapan waived any and all back salary and benefits due to her through March 27, 2018 of approximately $267,000 including the unpaid portion of the amounts accrued as of December 31, 2017 and 2016 of approximately $205,000, which was recognized as capital contribution and recorded in additional paid capital.

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On the same date, the Company and Dr. Sapan entered into a consultancy agreement whereby, the Company engaged Dr. Sapan to serve in the capacity of Chief Scientific Officer of the Company for a period of three (3) years. The total contractual consideration is amounting to $400,000, with up to $120,000 to occur in a payroll-style payments and up $280,000 predicated on the achievement of certain milestones stated in the consultancy agreement.

12. COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company enters into employment agreements with certain Company executives providing for salaries, bonuses, and other employee benefits in relation to the individual roles as officers of the Company. If the Company terminates the employment agreements without cause, the executives could be entitled to certain termination benefits including the continuation of salaries and benefits for an extended period of time, the effects of which may be material to the financial statements.

Operating Leases

On November 2014, the Company entered into a three-year lease for office space in Miami, Florida that expired on August 3, 2016. On August 3, 2016, the Company exercised its right to extend the term of this lease for an additional term of three years with a 5% increase in the lease fee under the same terms and conditions. The Company expects to exercise its right to extend the term of the lease to August 3, 2019.

The following is a schedule of approximate future minimum rental commitments required under operating leases for years subsequent to December 31, 2017 (in thousands):

Year Ending December 31,
2018	$29
2019	29
2020	31
Total future minimum rental commitments	$89

13. SUBSEQUENT EVENTS

The Company’s management has performed subsequent events procedures through March 25, 2019, which is the date the financial statements were available to be issued. There were no subsequent events requiring adjustment to or disclosure in the financial statements except as follows:

(i)	Subsequent to December 31, 2017, the Company modified the terms of its Series B Notes offering to existing investors including entering into a settlement agreement with certain Series B investors for the Company to redeem approximately $405,000 in principal, extended and the increased the interest rate from eight (8%) interest per annum to 16% per annum from October 31, 2018 until final settlement date. As of March 25, 2019, approximately $0.3 million of principal remain outstanding.

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The remaining Series B Notes investors agreed to convert their principal of approximately $187,000 and accrued interest, with interest rate of 8% from investment date to September 30, 2018 and 16% from October 1, 2018 to October 31, 2018, into common shares with conversion date that is yet to be determined by the Company (see Note 5).

(ii)	In August 2018, the Company executed a development agreement with Cook Biotech Inc. (Cook Bio), a world leader in cost-effective, advanced tissue-repair products. Under the terms of the development agreement, Cook Bio will develop and manufacture the Company’s licensed clinical product, ECMH Rectal Solution, which will be used in first-in-human clinical studies conducted by the Company. As part of the partnership, Cook Bio has become a stockholder in the Company.

The agreement includes a total consideration of $2 million, of which $500,000 was paid via issuance of the Company’s 290,000 common shares during fiscal 2018. The fair value of the 290,000 common shares issued by the Company was estimated to be $100,000. In addition, $375,000 was due on September 30, 2018 and $300,000 due on December 31, 2018. The total cash balance due is payable as follows (in thousands):

Year Ending December 31,
2018	$675
2019	825
$1,500

In addition to the above fees, the Company shall pay Cook Bio a Development Cost Recovery Fee of $1.25 million, to be paid based on successful achievement of certain milestones set in the agreement.

Also, the Company engaged Cook Bio to supply ECM products at purchase price set in the agreement and grant exclusive license to sell ECM Products supplied by Cook Bio.

(iii)	On November 28, 2018, the Company and Generex entered into a binding letter of intent contemplating Generex’s acquisition of 51% of the outstanding capital stock of the Company for a total consideration of $15 million. The Acquisition was effective January 7, 2019, wherein the Company issued 12,048,161 common shares to Generex constituting 51% of the capital stock of the Company (see Note 1). In conjunction with this transaction, the Company will continue to develop its clinical asset as a subsidiary of NuGenerex Therapeutics, Inc., a wholly owned subsidiary of Generex.

On March 14, 2019, the Company and Generex amended the Stock Purchase Agreement and Promissory Note to extend the due date of the remaining balance of the first tranche of Guaranteed Payments amounting to $2,800,000 on or before April 1, 2019 (see Note 1).

(iv)	In conjunction with Generex’s acquisition as described in (iii) above, the Company entered into a management services agreement (Management Agreement) with Richard Bulman, Jr (Company’s CEO), Gerard Coombs (Company’s Chief Operating Officer) and Gary Ramphal (Company’s Head of Finance), jointly and severally referred to as the Management Team for an initial term of three (3) years and subject to automatic renewal for successive one (1) year term, unless terminated by either party upon thirty (30) days prior written notice. In accordance with the Management Agreement, the Company entered into an employment agreement with each member of the Management Team.

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